Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

About the Quarterly Report of Marathon Patent Group, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Merrick Okamoto, Chief Executive Officer and Chairman (Principal Executive Officer) of the Company, certifies, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2020	By:	/s/ Merrick Okamoto
Merrick Okamoto
Chief Executive Officer and Executive Chairman (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.